Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-251397 on Form S-4 of our report dated March 15, 2021, relating to the consolidated financial statements of Stem, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/DELOITTE & TOUCHE LLP

San Jose, California

March 15, 2021